UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 12, 2016
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A. Apples, Switzerland c/o Logitech Inc. 7700 Gateway Boulevard Newark, California 94560 (Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 12, 2016, Logitech Europe S.A. (the “Company”), a wholly-owned subsidiary of Logitech International S.A. (the “registrant” or “Logitech”), JayBird, LLC, a Utah limited liability company (“Jaybird”), the unit holders of Jaybird (the “Sellers”) and Judd Armstrong (as the Sellers’ Representative under the Securities Purchase Agreement) entered into a securities purchase agreement (the “Securities Purchase Agreement”). Pursuant to the terms of the Securities Purchase Agreement, the Company will acquire all of the equity interests of Jaybird in exchange for approximately fifty million dollars ($50,000,000) in cash, with an additional earn-out of up to forty-five million dollars ($45,000,000) based on achievement of net revenue growth targets over two years.
The Securities Purchase Agreement contains representations, warranties and covenants of the parties, closing conditions, and certain indemnification obligations of the Sellers to the Company and its affiliates supported by an escrow fund. The Securities Purchase Agreement also contains certain post-closing working capital adjustments. Logitech expects to file a copy of the Securities Purchase Agreement with its Annual Report on Form 10-K for the period ended March 31, 2016. The summary of the Securities Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Securities Purchase Agreement.

The representations and warranties by each of the Company, Jaybird and the Sellers in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Securities Purchase Agreement by disclosures that were made to the other party in accordance with the Securities Purchase Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws, and (iv) were made only as of the date of the Securities Purchase Agreement or such other date or dates as may be specified in the Securities Purchase Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE
On April 12, 2016, Logitech issued a press release regarding the matters described above. The press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under any filing under the Securities Act of 1933, as amended, or the Exchange Act.

The foregoing Items contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, without limitation, statements regarding: growth in the wireless audio wearables market, growth in the long-term growth potential of our Music business, global distribution and innovation of Jaybird products, fiscal year 2017 sales growth and operating income, the timing of closing the acquisition, and the timing of filing the Securities Purchase Agreement. These statements are subject to risks and uncertainties that may cause actual results and events to differ materially, including without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates. These risks and uncertainties are detailed in Logitech’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015 and its Annual Report on Form 10-K for the fiscal year ended March 31, 2015, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1    Press release issued by Logitech International S.A. on April 12, 2016.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Bracken P. Darrell

Bracken P. Darrell
President and Chief Executive Officer

/s/ Vincent Pilette

Vincent Pilette
Chief Financial Officer
April 14, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1    Press release issued by Logitech International S.A. on April 12, 2016.